Form 10-K, Exhibit 13
period 1998-12-31
MONEY STORE HOME IMPROVEMENT LOAN BACKED CERT SERIES 1998-I
filed 1999-04-01
CIK 1072681

EXHIBIT 13

                            SERVICER'S CERTIFICATE




In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of August 31, 1998, The Money Store, Inc. reports the following information pertaining to the Home Improvement Trust 1998-I, for the calendar year 1998



      Per Section 6.10

(IX)  Amount of Interest Received                   7,986,878.21


(XIII) Class "AH" Remittance Amount
      (A) Current Interest Requirement              2,545,087.48
      (B) Principal Distribution Amount            15,032,631.29
      TOTAL CLASS "AH" REMITTANCE AMOUNT           17,577,718.77

      Class "MH-1" Remittance Amount:
      (A) Current Interest Requirement                299,321.77
      (B) Principal Distribution Amount                     0.00
      TOTAL CLASS "MH-1" REMITTANCE AMOUNT            299,321.77

      Class "MH-2" Remittance Amount:
      (A) Current Interest Requirement                285,326.84
      (B) Principal Distribution Amount                     0.00
      TOTAL CLASS "MH-2" REMITTANCE AMOUNT            285,326.84

      Class "BH" Remittance Amount
      (A) Current Interest Requirement                277,566.96
      (B) Principal Distribution Amount                     0.00
      TOTAL CLASS "BH" REMITTANCE AMOUNT              277,566.96

      Aggregate Remittance Amount
      (A) Current Interest Requirement              3,407,303.07
      (B) Principal Distribution Amount            15,032,631.29
      TOTAL REMITTANCE AMOUNT                      18,439,934.36

(XIX) (A) Servicing Fee for the Related Due Period 153,150.15 (B) Contingency fee for the related due period153,150.15 (C) Amount to be deposited to the expense account - TRUSTEE 12,992.18 (D) FHA Premium Account 67,585.90 (E) Trust Administrator Fee 7,094.93 (F) FHA Custodian Fee 244.65

      Per Section 6.10    1998-I             SEPTEMBER         OCTOBER           NOVEMBER      DECEMBER

(IX)  Amount of Interest Received           1,855,504.58    2,140,978.21        1,944,991.95    2,045,403.47

(XIII) Class "AH" Remittance Amount
      (A) Current Interest Requirement        390,313.68      767,337.89          662,853.88      724,582.03
      (B) Principal Distribution Amount     3,230,726.93    3,698,929.05        3,379,434.11    4,723,541.20
      TOTAL CLASS "AH" REMITTANCE AMOUNT    3,621,040.61    4,466,266.94        4,042,287.99    5,448,123.23

      Class "MH-1" Remittance Amount:
      (A) Current Interest Requirement         44,195.58       88,716.78           78,634.96       87,774.45
      (B) Principal Distribution Amount             0.00            0.00                0.00            0.00
      TOTAL CLASS "MH-1" REMITTANCE AMOUNT     44,195.58       88,716.78           78,634.96       87,774.45

      Class "MH-2" Remittance Amount:
      (A) Current Interest Requirement         41,593.32       87,143.11           74,049.97       82,540.44
      (B) Principal Distribution Amount             0.00            0.00                0.00            0.00
      TOTAL CLASS "MH-2" REMITTANCE AMOUNT     41,593.32       87,143.11           74,049.97       82,540.44

      Class "BH" Remittance Amount
      (A) Current Interest Requirement         41,008.08       82,264.02           73,208.55       81,086.31
      (B) Principal Distribution Amount             0.00            0.00                0.00            0.00
      TOTAL CLASS "BH" REMITTANCE AMOUNT       41,008.08       82,264.02           73,208.55       81,086.31

      Aggregate Remittance Amount
      (A) Current Interest Requirement        517,110.67    1,025,461.80          888,747.36      975,983.24
      (B) Principal Distribution Amount     3,230,726.93    3,698,929.05        3,379,434.11    4,723,541.20
      TOTAL REMITTANCE AMOUNT               3,747,837.60    4,724,390.85        4,268,181.47    5,699,524.44

(XIX) (A) Servicing Fee for the
           Related Due Period                  35,517.57       41,100.33           37,327.15       39,205.10
      (B) Contingency fee for the
           Related Due  Period                 35,517.57       41,100.33           37,327.15       39,205.10
      (C) Amount to be deposited to the
           expense account - TRUSTEE            3,333.33        3,279.49            3,217.84        3,161.52
      (D) FHA Premium Account                  26,383.28       14,486.84           12,768.59       13,947.19
      (F) FHA Custodian Fee                         0.00        2,396.18            2,363.25        2,335.50
                                                    0.00           82.63               81.49           80.53


By:  /s/ JAMES RANSOM
     ------------------------------
     James Ransom
     Chief Accounting Officer