Form 10-K, Exhibit 13
period 2000-12-31
MONEY STORE HOME IMPROVEMENT LOAN BACKED CERT SERIES 1998-I
filed 2001-04-17
CIK 1072681

EXHIBIT 13

                             SERVICER'S CERTIFICATE

In Accordance with Section 6.10 of the Pooling and Servicing Agreement dated as of August 31, 1998, The Money Store, Inc. reports the following information pertaining to Series 1998-I, for calendar year 2000.


(IX)          Amount of Interest Received:
              Pool I                                                          $  47,219,489.98


(XIII)                CLASS AH REMITTANCE AMOUNT:
                       (A) CURRENT INTEREST REQUIREMENT                        $  5,033,108.87
                       (B) PRINCIPAL DISTRIBUTION AMOUNT                      $  37,977,601.72
                       TOTAL CLASS AH REMITTANCE AMOUNT                       $  43,010,710.59

                    CLASS MH-1 REMITTANCE AMOUNT:
                       (A) CURRENT INTEREST REQUIREMENT                        $  1,182,952.93
                       (B) PRINCIPAL DISTRIBUTION AMOUNT                            $        -
                       TOTAL CLASS MH-1 REMITTANCE AMOUNT                      $  1,182,952.93

                    CLASS MH-2 REMITTANCE AMOUNT:
                       (A) CURRENT INTEREST REQUIREMENT                        $  1,106,204.30
                       (B) PRINCIPAL DISTRIBUTION AMOUNT                            $        -
                       TOTAL CLASS MH-2 REMITTANCE AMOUNT                      $  1,106,204.30

                    CLASS BH REMITTANCE AMOUNT:
                       (A) CURRENT INTEREST REQUIREMENT                        $  1,067,446.82
                       (B) PRINCIPAL DISTRIBUTION AMOUNT                            $        -
                       TOTAL CLASS BH REMITTANCE AMOUNT                        $  1,067,446.82


(XIX)         (A) Servicing Fee for the Related Due Period
              Pool I                                                            $   298,523.60

              (B) Contingency Fee for the Related Due Period
              Pool I                                                            $   298,523.60

              (C) Amount to be deposited to the Expense Account - Trustee
              Pool I                                                            $    23,886.24

              (D) Amount to be deposited to the FHA Premium Account
              Pool I                                                            $   128,468.63





          By: /s/ Robert Muller
              -----------------
              Robert Muller
              Vice President