Form 10-K, Exhibit 13
period 2001-12-31
MONEY STORE HOME IMPROVEMENT LOAN BACKED CERT SERIES 1998-I
filed 2002-03-29
CIK 1072681

LOGO HERE

                    The Money Store Asset Backed Certificates
                                  Series 1998-I
                   2001 Annual Statement To Certificateholder


==================================================================================================================================
                             Original          Beginning                                                               Ending
                            Certificate       Certificate                                          Total            Certificate
   Class       Cusip          Balance           Balance         Interest       Principal        Distribution          Balance

----------------------------------------------------------------------------------------------------------------------------------
     AH      60934YAP5    155,250,000.00     55,035,405.51    2,023,099.77   32,393,388.29     34,416,488.05       22,642,017.22
Factors per
Thousand                                                       13.03123843    208.65306466      221.68430309        145.84230094
----------------------------------------------------------------------------------------------------------------------------------
    MH-1     60934YAV2     16,750,000.00     16,750,000.00     832,389.51         0.00           832,389.51        16,750,000.00
Factors per
 Thousand                                                     49.69489583      0.00000000       49.69489583        1000.00000000
----------------------------------------------------------------------------------------------------------------------------------
    MH-2     60934YAW0     15,250,000.00     15,250,000.00     788,940.22         0.00           788,940.22        15,250,000.00
 Factors per
  Thousand                                                    51.73378472      0.00000000       51.73378472           1,000.00
----------------------------------------------------------------------------------------------------------------------------------
     BH      60934YAX8     12,750,000.00     12,750,000.00     802,582.84         0.00           802,582.84        12,750,000.00
 Factors per
  Thousand                                                    62.94767361      0.00000000       62.94767361           1,000.00
----------------------------------------------------------------------------------------------------------------------------------
    Pool                  200,000,000.00     99,785,405.51    4,447,012.33   32,393,388.29     36,840,400.62       67,392,017.22
   Totals                                                     44.56575893     324.63052210      369.19628103        336.96008611
----------------------------------------------------------------------------------------------------------------------------------







----------------------------------------------------------------------------------------------------------------------------------
     X          n/a            0.00               0.00            0.00            0.00              0.00                0.00

----------------------------------------------------------------------------------------------------------------------------------








----------------------------------------------------------------------------------------------------------------------------------
   Totals                 200,000,000.00     99,785,405.51    4,447,012.33   32,393,388.29     36,840,400.62       67,392,017.22
==================================================================================================================================

Wells Fargo Bank Minnesota, N.A.
Securities Administration Services                    Customer Service - CTSLink
7485 New Horizon Way                                  Telephone: 301-815-6600
Frederick, MD 21703                                   Fax:       301-846-8152

LOGO HERE

                    The Money Store Asset Backed Certificates
                                  Series 1998-I
                   2001 Annual Statement To Certificateholder



==================================================================================================================================
 Aggregate Amount Received         37,669,412.99        Fees
                                                        Contingency Fee                                      213,259.41


                                                        Expense Account                                       17,053.50
                                                        FHA Premium Account                                   67,349.46


                                                        Servicer Fee                                         213,259.45
                                                        Trust Administrator Fee                               12,718.74


                                                        FHA Custodian Fee                                        438.58
                                                        Reimbursable to the Servicer - FHA Account            58,481.28





==================================================================================================================================



Wells Fargo Bank Minnesota, N.A.
Securities Administration Services                    Customer Service - CTSLink
7485 New Horizon Way                                  Telephone: 301-815-6600
Frederick, MD 21703                                   Fax:       301-846-8152