Form 10-K, Exhibit 13
period 2002-12-31
MONEY STORE HOME IMPROVEMENT LOAN BACKED CERT SERIES 1998-I
filed 2003-03-31
CIK 1072681

                                                                               .
                                                                               .
                                                                               .
                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                   2002 ANNUAL STATEMENT TO CERTIFICATEHOLDER


====================================================================================================================================
                              ORIGINAL            BEGINNING                                                                ENDING
                             CERTIFICATE         CERTIFICATE                                             TOTAL          CERTIFICATE
    CLASS     CUSIP            BALANCE             BALANCE           INTEREST         PRINCIPAL       DISTRIBUTION        BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     AH     60934YAP5      155,250,000.00       22,642,017.22       195,518.53      22,642,017.22    22,837,535.75          0.00
Factors per
  Thousand                                                          1.25937858       145.84230093     147.10167952       0.00000000
------------------------------------------------------------------------------------------------------------------------------------
    MH-1    60934YAV2       16,750,000.00       16,750,000.00       398,144.72           0.00          398,144.72      16,750,000.00
Factors per
  Thousand                                                         23.76983432        0.00000000      23.76983432      1000.00000000
------------------------------------------------------------------------------------------------------------------------------------
    MH-2    60934YAW0       15,250,000.00       15,250,000.00       393,328.88           0.00          393,328.88      15,250,000.00
Factors per
  Thousand                                                         25.79205739        0.00000000      25.79205739         1,000.00
------------------------------------------------------------------------------------------------------------------------------------
     BH     60934YAX8       12,750,000.00       12,750,000.00       470,657.06           0.00          470,657.06      12,750,000.00
Factors per
  Thousand                                                         36.91427907        0.00000000      36.91427907         1,000.00
------------------------------------------------------------------------------------------------------------------------------------
    POOL                   200,000,000.00       67,392,017.22      1,457,649.18     22,642,017.22    24,099,666.40     44,750,000.00
   Totals                                                          21.62940424       335.97476606     357.60417031      223.75000000
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
      X        n/a              0.00                 0.00          7,454,733.40          0.00         7,454,733.40          0.00
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
   TOTALS                  200,000,000.00       67,392,017.22      8,912,382.58     22,642,017.22    31,554,399.80     44,750,000.00
====================================================================================================================================


WELLS FARGO BANK MINNESOTA, N. A.
SECURITIES ADMINISTRATION SERVICES                   CUSTOMER SERVICE - CTSLINK
7485 New Horizon Way                                    TELEPHONE: 301-815-6600
Frederick, MD 21703                                           FAX: 301-846-8152

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                                  SERIES 1998-I
                         STATEMENT TO CERTIFICATEHOLDER


==================================================================================================================================



Aggregate Amount Received       30,315,573.28            FEES
                                                         ----
                                                         Contingency Fee                                              140,727.31
                                                         Expense Account                                               10,787.80
                                                         FHA Premium Account                                           42,630.58
                                                         Servicer Fee                                                 140,727.37
                                                         Trust Administrator Fee                                        8,356.35
                                                         FHA Custodian Fee                                                288.15
                                                         Reimbursable to the Servicer - FHA Account                    36,735.68


==================================================================================================================================